As filed with the Securities and Exchange Commission On June 15,1998
                                                  Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549
                           __________

                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                           __________

                  DCI Telecommunications, Inc.

       (Exact name of registrant as specified in its charter)

       Colorado                              84-1155-41
(State or other jurisdiction      (I.R.S. Employer Identification No.)
    of incorporation)

              611 Access Road, Stratford, CT 06497
           (Address of registrant's executive offices)

 Registrant's telephone number, including area code: (203) 380-0910
                     ------------------------
                        Joseph J. Murphy
                         President & CEO
                         611 Access Road
                       Stratford, CT 06497
                         (203) 380-0910
    (Name, address, including zip code and telephone number, including area code, of agent for service)

                            Copy to:
                     Daniel O. Kennedy, Esq.
                        Hunton & Williams
                        NationsBank Plaza
                           Suite 4100
                   600 Peachtree Street, N.E.
                   Atlanta, Georgia 30308-2216
                          404-888-4007

     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415  under  the Securities Act of 1933, check the following  box:  X

     If this Form is filed to register additional securities in an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: __

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: __

     If delivery of the prospectus is expected to made pursuant to Rule 434 please check the following box: __

                 CALCULATION OF REGISTRATION FEE

  TITLE OF                       PROPOSED
 EACH CLASS                      MAXIMUM       PROPOSED
     OF                          OFFERING      MAXIMUM
 SECURITIES                       PRICE       AGGREGATE     AMOUNT OF
   TO BE         AMOUNT TO BE      PER        OFFERING    REGISTRATION
 REGISTERED      REGISTERED      SHARE(1)       PRICE          FEE
-----------      ------------   ----------    ---------    ------------
Common stock,
 par value
 $.001 per share   8,403,531     $2.0625      $17,332,282     $5,113

------------
(1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $2.0625 per share, which was the average of the bid and asked prices of the Registrant's
    Common Stock on June 10, 1998, as reported on the OTC Bulletin Board.

                  DCI TELECOMMUNICATIONS, INC.

                8,403,531 Shares of Common Stock

                           PROSPECTUS

     The shares offered hereby (the "Registrable Shares") consist of Eight Million Four Hundred Three Thousand Five Hundred Thirty One (8,403,531) shares of Common Stock, $.001 par value (the "Common Stock") of DCI Telecommunications, Inc. (a Colorado corporation) ("DCI" or the "Company"). Of such amount Two Million One Hundred Sixty Seven Thousand Eight Hundred Sixteen (2,167,816) shares of Common Stock are being offered by the Company for future issuance via Convertible Preferred Stock of the Company ("Preferred Stock") for certain financing activities related to both completed and pending acquisitions or exercise of warrants related to said financing activities, and Six Million Two Hundred Thirty Five Thousand Seven Hundred Fifteen (6,235,715) shares of Common Stock are being offered by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The shares being registered by the Company will be issued from time to time on a continuous basis to certain Selling Stockholders upon conversion of their Preferred Stock into Common Stock or upon exercise of warrants exercisable into Common Stock. The Company shall pay its own legal and accounting fees, all registration and filing fees attributable to the registration of the Registrable Shares, all legal fees and filing fees relating to state securities or "blue sky" filings and all printing fees incurred in connection herewith. DCI will not receive any of the proceeds from the sale of the Registrable Shares by the Selling Stockholders.

     The Company is not aware of any underwriting arrangements with respect to the offer and sale by the Selling Stockholders of the Common Stock. The Company has been advised by the Selling Stockholders that they or their successors may sell all or a portion of the shares offered hereby from time to time on the OTC Bulletin Board, in privately negotiated transactions, or otherwise, including sales through or directly to a broker or brokers. Sales will be at prices and terms then prevailing or at prices related to the then current market prices or at negotiated prices. In connection with any sales, any broker or dealer participating in such sales may be deemed to be underwriters within the meaning of the Securities Act of 1933. See "Plan of Distribution".

     The Common Stock is traded on the OTC Bulletin Board under the symbol "DCTC". On June 10, 1998, the closing sale price of the Common Stock, as reported by the OTC Bulletin Board was $2.03 per share. The market for the Common Stock must be considered limited and there can be no assurance that a meaningful trading market will develop. Furthermore, prices quoted may not represent the true value of the Common Stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is June 15, 1998

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W. (Room 1024), Judiciary Plaza, Washington, DC 20549; as well as at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661; and Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, DC 20549 at prescribed rates. The Commission also maintains a Website that contains reports, proxy and information statements and other information statements regarding registrants that file electronically with the Commission located at (http://www.sec.gov). The Company files reports, proxy and information statements and other information electronically with the Commission.

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, (the "Act") with respect to the Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and financial statements and schedules, if any, filed therewith or incorporated therein by reference. All documents filed by the date of the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document files as an exhibit to the Registration Statement or incorporated therein by reference, each statement being qualified in its entirety by such reference. The Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, DC, and copies of any and all parts thereof may be obtained from such office after payment of the fees prescribed by the Commission.

                        TABLE OF CONTENTS

                                                             Page


INCORPORATION OF CERTAIN INFORMATION BY REFERENCE               1
RISK FACTORS                                                    1
USE OF PROCEEDS                                                 7
DETERMINATION OF OFFERING PRICE                                 7
SELLING STOCKHOLDERS                                            8
PLAN OF DISTRIBUTION                                            9
LEGAL MATTERS                                                   9
EXPERTS                                                        10
MATERIAL CHANGES                                               10

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company's (i) Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997, as amended, including the consolidated financial statements of the Company; (ii) Quarterly Reports on Form 10-QSB, as amended for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997; (iii) current report on Form 8-K dated May 14, 1998 and (iv) proxy statement filed pursuant to Section 14 of the Exchange Act on June 23, 1997, are hereby incorporated by reference herein.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to: Mr. Craig Murphy at DCI Telecommunications, Inc., 611 Access Road, Stratford, CT 06497, telephone number (203) 380-0910.

                    ________________________

     No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                          RISK FACTORS

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

Limited Operating History; History of Losses

     The Company was formed on February 4, 1985 and has had only a limited operating history upon which investors may base an evaluation of its performance. As a result of operating expenses, development and acquisition expenditures, the Company has incurred significant operating and net losses. Net losses for the fiscal years ended March 31, 1996 and 1997 were approximately $740,885 and $146,547 respectively. For the nine month period ended December 31, 1997, the Company experienced a net operating loss of $851,237.

     The Company is in the early stages of development and faces intense competition which is characteristic of the long distance telecommunications, cellular and Internet related services and products industries in which the Company competes. There can be no assurance that realization of the Company's business plan will result in profitability or positive cash flow for the Company in the future.

Acquisition Strategy

     The Company pursues opportunities to expand through acquisitions and plans to continue to acquire companies and assets that complement the products and services offered by the Company and its subsidiaries, to broaden its customer base and to improve its operating efficiencies. Acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of debt and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on the Company. Acquisitions involve numerous additional risks, especially in the areas of operations, services, products and personnel of the acquired companies, which could result in charges to earnings or adversely affect the Company's operating results. There can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that the acquired businesses will be profitable.

Competition

     The telecommunications industry is highly competitive, rapidly evolving and subject to constant technological change. The Company's success will be highly dependent on anticipating and responding to the constant changes indicative of the industry as a whole and by ensuring that it can continue to compete on the basis of price, service and product offerings. The Company has extensive competition from numerous industry participants who provide similar long distance services and prepaid phone card products. The Company's long distance services in Europe and its global card based products compete for corporate and consumer recognition against competitors whose products and services have achieved significant regional, national and international consumer loyalty. Many of these products and services are marketed by companies which are well-established, have reputations for success in the development and sale of products and services and have significantly greater financial, marketing, distribution, personnel and other resources in comparison to the Company and its subsidiaries, thereby permitting such companies to implement extensive advertising and promotional campaigns, both generally and in response to efforts by additional competitors, to enter into new markets and introduce new products and services.

Need for Additional Financing for Growth

     In order to finance capital expenditures, future acquisitions and related expenses for growth and system development, the Company will require additional financing and investment. The shares of Common Stock registered hereby have been issued or are issuable in connection with acquisitions and financing related to the growth and development of the Company. However, the Company will need to obtain additional financing in order to continue to penetrate its new and existing markets. If the Company is unable to secure additional financing, there is no assurance that the additional funds necessary to complete the development and expansion of the Company's distribution channels for its products and for other programs will be available on satisfactory terms and conditions, if at all. The unavailability of additional financing may have a material adverse effect on the financial condition of the Company. To the extent that any future financing requirements are satisfied through the issuance of equity securities of the Company, investors may experience significant dilution in the net tangible book value per share of Common Stock. The amount and timing of the Company's future capital requirements will depend upon a number of factors, many of which are not within the Company's control, including programming costs, capital costs, marketing expenses, staffing levels, and competitive conditions. There can be no assurance that the Company's future capital requirements will be met or will not increase as a result of future acquisitions, if any. Failure to obtain any required additional financing could adversely affect the growth of the Company and ultimately could have a material adverse effect on the Company.

Development and Expansion Risk and Possible Inability to Manage Growth

     The Company is in the early stages of its operations and its success will depend, among other things, upon the Company's ability to access potential markets and acquisition targets and to achieve a sufficient customer base. In addition the expansion of the Company's business has involved and is expected to continue to involve acquisitions, which could divert the resources and management time of the Company and require integration with the Company's existing operations. There can be no assurance that any acquired business will be successfully integrated into the Company's operations or that any such business will meet the Company's expectations. There can be no assurance that the growth experienced by the Company will continue or that the Company will be able to achieve the growth contemplated by its business strategy. The Company's growth may be affected by numerous factors, a number of which are not within the Company's control, including federal and state regulation of the telecommunications industry as well as the regulations in foreign countries in which the Company operates. The experienced and future growth, has and will continue to place significant demands on all aspect of the Company's business, including its administrative, technical and financial personnel and systems. The Company will be required to respond and manage the changing business conditions and if unable to do so, the quality of services, its ability to retain key personnel and its results of operations could be adversely affected. These factors and others could adversely affect the expansion of the Company's customer base and service offerings.

Consumer Preferences and Industry Trends

     The telecommunications industry market in which the Company operates, is characterized by frequent introduction of new products and services, and is subject to changing consumer preferences and industry trends, which may adversely affect the Company's ability to plan for future design, development and marketing  of  its  products and services. The industry  is  also characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. The proliferation of new telecommunication technologies, including personal communication services, cellular telephone products and services and prepaid phone cards employing alternative technologies such as the Internet, may reduce demand for prepaid phone cards as well as phone cards employing remote technology.

Risk of Litigation

     Litigation in the telecommunication industry has been used as a competitive tactic both by established companies seeking to protect their existing positions in the market and by emerging companies attempting to gain access to the market. In such litigation, complaints may be filed on a variety of grounds, including antitrust, breach of contract, trade secret, patent or copyright infringement, patent or copyright invalidity, and unfair business practices. If the Company is forced to defend itself against such claims, whether or not meritorious, the Company is likely to incur substantial expense and diversion of management attention, and may encounter market confusion and the reluctance of licensees and distributors to commit resources to the Company's products.

Development of Markets

     The Company believes that its future growth and success will require development and expansion of domestic and international markets for its products. To the extent that the Company is unable to do so in a timely and effective manner, the Company's growth if any will be limited and the Company's business, operating results and financial condition could be materially and adversely affected. There can be no assurances that the Company will continue to market its products successfully or that a larger market for its products will develop. Additionally, the development of new markets will require on-going financial resources for sales and marketing personnel as well as for advertising and point of sale systems. There can be no assurances that the Company will have available the required funds for this development.

     To the extent that the Company enters international markets, such markets are subject to risks inherent in international business activities, including longer accounts receivable payment cycles in certain countries, compliance with a variety of foreign laws and regulations, unexpected changes in regulatory requirements, overlap of different tax structures, foreign currency exchange rate fluctuations, import and export requirements, trade restrictions, change in tariff and freight rates and regional economic conditions. There can be no assurance that such factors will not have a material adverse effect on the company's future international sales and consequently the Company's business.

Reliance on Key Distributors

     The Company distributes its prepaid phone card products to end users through a small group of distributors. The Company is dependent upon the sales and marketing efforts of these distributors. The Company depends upon large orders from this small group of distributors. The loss of one or more of the Company's distributors without replacement could have a material adverse affect on the Company's business, operating results and financial condition. The Company's future performance will also depend, in part, on its ability to market its products to new customers and on its ability to attract additional distributors that will be able to market and support the Company's products effectively, especially in markets in which the Company has not previously distributed its products. There can be no assurance that the Company will be successful in such efforts which may have a material adverse affect on the Company's business.

Dependence Upon Key Personnel

     The Company's future operating results depend in significant part upon the continued service of a relatively small number of key executive officers, especially Joseph J. Murphy, the Company's Chairman of the Board, President and Chief Executive Officer, Larry Shatsoff, Vice President and Chief Operations Officer and John J. Adams, Vice President and Chief Marketing Officer. While the key executive officers have employment agreements with the Company, the loss of the key executive officers could have a material adverse effect on the business and financial condition of the Company. The Company's future success also depends on its continuing ability to attract and retain other highly skilled and qualified personnel. There is no assurance that the Company will retain its key executive officers or that it will be successful in attracting, assimilating or retaining other highly qualified managerial personnel in the future and therefore the loss of any one of the key executive officers could have a material adverse effect on the business and financial condition of the Company.

Dependence on Contractors for Manufacturing

     The Company does not manufacture its card-based products and is substantially dependent on the ability of its manufacturers to provide adequate inventories of quality card products on a timely basis and on favorable terms. The Company's manufacturers also produce phone cards for certain of the Company's competitors, as well as other large customers, and there can be no assurance that such manufacturers will have sufficient production capacity to satisfy the Company's inventory or scheduling requirements during any period of sustained demand. Although the Company believes that its relationship with its manufacturers is satisfactory and that numerous alternative sources for its cards are currently available, the loss of the services of such manufacturers or substantial price increases imposed by such manufacturers, would have a material adverse effect on the business and financial condition of the Company. Failure or delay by such manufacturers in delivering the card products to the Company on favorable terms could also adversely affect the Company's operating margins and the Company's ability to obtain and deliver products and services to customers on a timely basis enabling the company to be competitive.

Dependence Upon Telecommunications Providers

     The Company does not own a transmission network and is dependent upon several carriers in the various geographical areas in which the Company operates to provide telecommunications services. While the Company does own certain telephone switching equipment at various locations, it does not own or control the telephone lines which connect to the switches. The Company's ability to continue to obtain telecommunication services on favorable terms from long distance carriers and other suppliers for its consumers is essential to its future success. The Company has not experienced significant losses in the past due to service interruptions from its carriers but there can be no guarantee that these interruptions will not occur in the future. There is also no assurance that the Company will be able to obtain long distance services in the future at favorable prices and a material increase in the price at which the Company obtains long distance service could have a material adverse effect on the Company.

Regulation

     Long distance telecommunications services are subject to regulations within the United States by the Federal Communications Commission (the "FCC"), state regulatory authorities and comparable authorities in the various foreign countries in which the Company operates. Among other things, these regulatory authorities impose regulations governing the rates, terms and conditions for interstate, intrastate and international telecommunications services. Changes in existing laws and regulations, particularly relaxation of existing regulations resulting in significantly increased price competition, may have a significant impact on the Company's activities and on the Company's operating results. The Company believes that it is in substantial compliance with all material laws, rules and regulations governing its operations and has obtained, or is in the process of obtaining, all licenses, tariffs and approvals necessary for the conduct of its business including all licenses needed for its European operations. There can be no assurance, however, that the Company will be able to obtain required licenses or approvals in the future or that the FCC, state or country regulatory authorities will not require the Company to comply with more stringent regulatory requirements. Adoption of new statutes and regulations and expansion of the Company's operations into new geographic markets could require the Company to alter methods of operation, at significant costs, or that would otherwise limit the types of services offered by the Company. There can be no assurances that the Company will be able to comply with additional applicable laws, regulations and licensing requirements.

     The Telecommunications Act of 1996 mandated the establishment of Universal Service for the promotion of nationwide access to telecommunications services in rural, insular and high cost areas that are reasonably comparable in price and type to those found in urban areas and the promotion of access to advanced services for schools, libraries and certain health care providers. Telecommunications providers of interstate services that offer service to others for a fee on a non-common carrier basis, must contribute toward the funding of Universal Service. Although the Company's competition will fall under the same mandate, the annual assessment may have a material adverse effect on the long term financial condition of the Company. In addition, certain regulations either being considered by the FCC or under legal challenge may have a material adverse effect on the Company. It is impossible to predict all effects of regulatory changes being considered by both the FCC and other world bodies.
                              5

Reduced Liquidity Attendant to Penny Stock Status

     Commission rules impose additional sales practice requirements on broker-dealers who recommend certain low priced "penny stocks" to persons other than established customers and institutional accredited investors. For transactions covered by these rules, the broker-dealer must make a determination that based on the purchaser's financial situation, investment experience and investment objectives, an investment in penny stocks is suitable for such purchaser and that such purchaser (or his independent advisor) is capable of evaluating the risks of transactions in penny stocks. The broker-dealer must also provide a prospective purchaser of penny stocks with certain disclosure materials and obtain the purchaser's written consent to the transaction prior to the sale. Since the Common Stock currently is deemed to be "penny stock", an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the securities offered hereby. An exemption from "penny stock" status will be available, however as to the Common Stock if and when the market price therefor exceeds $5.00 per share, the Company's net tangible assets exceed $2,000,000 or the Company has average revenue of at least $6,000,000 over the preceding three years. See "Market for Common Stock and Dividend Policy". However, there are no assurances that the Company will be able to meet the requirements of the exemption from "penny stock" status.

Shares Eligible for Future Sale or Issuance

     The Company has 19,512,793 shares of Common Stock outstanding at June 4, 1998 and 500,000,000 authorized shares of Common Stock available for issuance, of which 10,000,000 shares are reserved for issuance pursuant to the Company's employee stock option plan. The average exercise price per share of the 3,623,559 outstanding employee options granted is $.055 and for the 3,419,075 outstanding options for shareholders of CardCall International Holdings, a subsidiary of the Company is $.20 per share. Of the shares of Common Stock outstanding, 6,885,715 shares will be available for public sale subject to (i) the limitations of Rule 144 promulgated under the Securities Act. In addition, existing stockholders of the Company holding approximately 4,385,715 shares of Common stock, which shares are included in the 19,512,793, shares referenced above, have been granted certain "piggyback" registration rights with respect to such shares of Common Stock. Sales of substantial amounts of the Common Stock in the public market, or the availability of substantial amounts of the Common Stock for such sale, could adversely affect the prevailing market price of the Common Stock. Further, the authorized and unreserved shares of Common Stock available for issuance may be issued from time to time upon authorization of the Board of Directors, without further approval by the stockholders, unless required by applicable law. The issuance of additional shares of Common Stock by the Company could result in the dilution of the voting power of the outstanding shares of Common Stock or convertible securities issued by the Company.

Ability to Pay Dividends

     The Company has paid only one quarterly dividend on the Common Stock since its inception, and its ability to pay future dividends on the Common Stock is dependent on the profitability of the Company. The majority of future earnings, if any, are expected to be retained for use in the development and expansion of the Company's business and there are no assurances that the Company will ever pay dividends in the future.

Year 2000

     The Company has completed a preliminary evaluation of its information systems to determine their readiness in terms of Year 2000 issues. The Company has determined that it has in place or will be shortly putting into place those software systems which have the ability to handle all Year 2000 requirements. The Company plans to upgrade all of its financial accounting systems
                             6
no later than the end of the current calendar year. Management does not believe that the cost to modify any other of the Company's systems to be Year 2000 ready will be material to the Company's financial condition or results of operations. However, the Company currently does not have any information concerning the Year 2000 readiness of its distributors or other third parties with which the Company conducts business, and in the event that any of its distributors or other third parties with which the Company conducts business do not successfully and timely achieve Year 2000 readiness, the Company's business or operations could be materially adversely affected.

Stock Price Volatility

     The market price of the Company's Common Stock has not risen substantially since the Company's initial public offering. Management believes that factors such as quarterly fluctuations in the financial results of the Company, the overall economy and the condition of the financial markets could cause the price of the Common Stock to fluctuate substantially. There can be no assurances that the stock price will rise materially over current levels in the future.

Anti-Takeover Provisions

     The Executive Committee of the Company's Board of Directors has authorization to undertake those actions necessary to discourage other persons from attempting to acquire control of the Company. This authorization could render more difficult or discourage an attempt by a third party to obtain control of the Company. In the event the Company issues a series of Preferred Stock in the future that has preference over the Common Stock with respect to the payment of dividends and upon the Company's liquidation, dissolution or winding up, the rights of the holders of the Common Stock could be adversely affected.

                         USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Registrable Shares by the Selling Shareholders. The Company however will receive the proceeds from the exercise of warrants held by the Selling Stockholders. See "Determination of Offering Price".

                 DETERMINATION OF OFFERING PRICE

     The Company issued warrants to certain holders in August and September 1997 and April 1998. The exercise prices of the aforementioned warrants range from $1.56 to $2.928, which are equal to 110% of the average closing bid price for the Common Stock of the Company for a five day trading period, applicable to such warrant. The holders are as follows: FT Trading Unlimited, Sovereign Partners, L.P., Settendown Capital International, Ltd., Corporate Capital Management, LLC, Mr. Lance T. Bury, Dominion Capital Fund, Augustine Fund, L.P., and Ganesh Asset Management. See "SELLING STOCKHOLDERS."

     The Company sold Convertible Preferred Stock to certain holders. The conversion prices for the Preferred Stock may not be greater than $4.00 per common share and is calculated by averaging the two lowest closing bid prices of the Company's Common Stock as quoted by Bloomberg for the ten day trading period ending on the day prior to the date of conversion times
(x) seventy five percent (75%). The holders of the Preferred Stock have up to two (2) years to convert and cannot convert prior to July 30, 1998. The Company has the right to redeem (buy back) convertible preferred shares at any time prior to receiving a conversion notice by the holders and it is the Company's present intention to redeem a portion or all of the preferred shares. The holders are as follows: Sovereign Partners, L.P., FT Trading Unlimited, Dominion Capital Fund and Augustine Fund, L.P. See "SELLING STOCKHOLDERS."

     Certain of the securities being registered were provided as consideration to the holder in acquisitions consummated by the Company. Certain shares of the Company's Common stock were received by holders at a value of $2.00 per share in April 1998, equal to the market price of the Company's Common Stock at the time of the closing of the respective transactions. The holders receiving the aforementioned shares of the Company's Common Stock were Mr. Donald Gross, Mr. Steven Gross, Mr. Lansing Freeman, DCP Holding, LLC, Ms. Lori Gross, Mr. Tibor Vas, The RC&A Group, Inc., In-Com Source, LLC, and First Prizer Corp. See "SELLING STOCKHOLDERS."

                      SELLING STOCKHOLDERS

     The following table sets forth for each of the Selling Stockholders (i) the number of shares of Common Stock beneficially owned by each of them as of May 11, 1998, (ii) the number of shares of Common Stock covered by this Prospectus, and
(iii) the number and the percentage of ownership of Common Stock after the offering assuming all shares of Common Stock covered by this Prospectus are sold.

                                                    Number
                       Number of        Shares     of Shares    Number
Registering             Shares         Covered      Owned         of
Stockholder          Beneficially      By this      After     Percentage
                         Owned        Prospectus   Offering*   of Class*

Donald Gross        1,750,533        1,750,533
Stephen Gross       1,750,533        1,750,533
Lansing Freeman       389,006          389,006
DCP Holdings, LLC     150,000          150,000
Lori Gross             62,500           62,500
Tibor Vas              20,000           20,000
The RC&A Group,Inc.    87,715           87,715
In-Com Source, LLC     87,714           87,714
First Prizer Corp.     87,714           87,714

Totals:             4,385,715        4,385,715



  Warrant            Number of      Shares       Number of
Holders/Holders        Shares       Covered        Shares     Number of
of Convertible      Beneficially    By This      Owned After  Percentage
Preferred Stock        Owned       Prospectus**  Offering**   of Class**

Sovereign Partners,    746,667       746,667
   L.P.
Dominion Capital       671,666       671,666
   Fund, Ltd.
Augustine Fund L.P.    206,667       206,667
Corporate Capital      111,450       111,450
   Management, LLC
Ganesh Asset            10,000        10,000
   Management
Settendown Capital      71,450        71,450
   International, Ltd.
FT Trading              25,000        25,000
   Unlimited
Lance T. Bury            7,100         7,100

Totals:              1,850,000     1,850,000

* As the Selling Shareholders may, pursuant to this Prospectus, offer all or some portion of the Common Stock presently held, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Shareholders upon termination of any such sales.

** The warrant holders and holders of Convertible Preferred Stock may, pursuant to this Prospectus, offer all or some portion of the Common Stock each holder will acquire upon exercise of the warrant or upon conversion of the preferred stock held respectively by each holder. No estimate can be given as to the amount of the Common Stock that will be held by the Selling Stockholders following any such sales.

To  the  best  of  the Company's knowledge, none of  the  Selling
Stockholders has had any material relationship with the Company or any of its affiliates within the past three years except for their purchase of the Common Stock offered hereby or Convertible Preferred Stock which is convertible into Registrable Shares. The Selling Stockholders acquired the Common Stock as part of acquisitions by the Company or through private placements of Convertible Preferred Stock to raise funds for acquisitions and/or capital spending by the Company. The Selling Stockholders' shares are being registered pursuant to the exercise of demand registration rights received in connection with the purchase of such shares.

                      PLAN OF DISTRIBUTION

     The shares may be sold by the Selling Stockholders, or by pledgees, donees, transferees or other successors-in-interest. Such sales may be made on the OTC Bulletin Board, in privately negotiated transactions, or otherwise, at market prices or at negotiated prices. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to consummate the transaction; (b) purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting  sales,  brokers  or dealers  engaged  by  the  Selling
Stockholders may arrange for other brokers or dealers to participate. Any such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any gain realized by such a broker or dealer on the sale of shares which it purchases as a principal may be deemed to be compensation to the broker or dealer in addition to any commissions paid to the broker by the Selling Stockholders.

     The Company will not receive any portion of the proceeds of the shares sold by the Selling Stockholders. There is no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock covered by this Prospectus.

     The Selling Stockholders have advised the Company that during the time they are engaged in distribution of Common Stock covered by this Prospectus, they will comply with Rules 10b-5 and 10b-6 under the Exchange Act, and pursuant thereto: (i) will not engage in any stabilization activity in connection with the Company's securities; (ii) will furnish each broker through which Common Stock covered by this Prospectus may be offered the number of Copies of this Prospectus which are required by each broker; and (iii) will not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the Exchange Act. Selling Stockholders who may be an "affiliated purchaser" of the Company as defined in Rule 10b-6 have been further advised that pursuant to Exchange Act Release 34-23611 (September 11,
1986), they must coordinate their sales under this Prospectus with each other and the Company for purposes of Rule 10b-6.

                          LEGAL MATTERS

     The legality of the Common Stock will be passed upon for the Company by Attorney Mark C. Foster, Denver, Colorado. As of June
10, 1998, Mr. Foster owned, directly or indirectly, no shares of the Company's Common Stock.

                             EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from DCI's Annual Report on Form 10-KSB for the years ended March 31, 1996 and 1997, have been audited by Schnitzer & Kondub P.C., independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                        MATERIAL CHANGES

     There have been no material changes in the Company's affairs since the end of the last fiscal year for which certified financial statements were included in the latest annual report to security holders and which have not been described in a report on Forms 10-QSB or 8-K filed under the Exchange Act.

                  DCI TELECOMMUNICATIONS, INC.
                          COMMON STOCK

      ____________________________________________________

                           PROSPECTUS
                          June 15, 1998

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

     As this is a registration of shares only, the expenses involved are limited in nature and are as follows:


SEC registration fee                                    $ 5,113
Estimated Legal fees associated with the                $10,000
   Registration Statement
Estimated Accounting fees associated with the           $ 5,000
   Registration Statement
Miscellaneous fees and expenses                               0
                                                       --------
                                   Total                $20,113

ITEM 15. Indemnification of Directors and Officers.

     Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

     Article X of the Bylaws of the Company contains the following indemnification provisions:

     (a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

     (b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

     (c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of
Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

ITEM 16. Exhibits.

 Exhibit
   No.       Description
 -------     -----------
   2.1       Stock Purchase Agreement with Edge Communications, Inc. (2)

   4.1 Registration Rights Agreement Dated April 30, 1998 among DCI Telecommunications, Inc., Corporate Capital Management, Sovereign Partners, Dominion Capital Fund and Augustine Fund L.P. (*)

   5.1       Opinion Re: Legality (*)

  15.1       Letter re: Unaudited  Interim  Financial Information (1)

  23.1      Consent of Independent Accountants (*)

-----------------------------------
(*)  Filed herewith
(1)  Incorporated by reference to the Company's  Quarterly
     Reports on Form 10-QSB, as amended for the quarters ended
     June 30, 1997, September 30, 1997 and December 31, 1997.
(2) Incorporated by reference to the Company's Form 8-K filed on May 14, 1998

ITEM 17. Undertakings.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the securities exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned duly authorized in the city of Stratford, State of Connecticut, on June 15, 1998.

                  DCI Telecommunications, Inc.

                      /s/ Joseph J. Murphy

                       ___________________

                        Joseph J. Murphy
              President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of  1933,
this  registration  statement  has  been  signed  below  by   the
following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Joseph J. Murphy          /s/ Larry Shatsoff
--------------------          ------------------
Joseph J. Murphy              Larry Shatsoff
President, Chief              Vice President,
Executive Officer and         Chief Operations Office and
Director                      Director

/s/ Russell B. Hintz          /s/ John Adams
--------------------          --------------
Russell B. Hintz              John Adams
Vice President and Chief      Vice President, Chief Marketing
Financial Officer             Officer
                              and Director

/s/ Carter Hills              /s/ Lois S. Morris
----------------              ------------------
Carter Hills                  Lois S. Morris
Director                      President Travel Source Limited
                              and Director

                           Exhibit 4.1

       Registration Rights Agreement Dated April 30, 1998
Among DCI Telecommunications, Inc., Corporate Capital Management,
          Sovereign Partners, Dominion Capital Fund and
                       Augustine Fund L.P.

                  REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT, dated the 30th day of April, 1998, between the entities listed on Schedules A (the "Purchasers"), issued pursuant to the 8% Convertible Preferred Stock Series F Subscription Agreement of even date herewith (the "Subscription Agreement"), CORPORATE CAPITAL MANAGEMENT (the "Placement Agent" and together with the Purchasers referred to as the "Subscribers" or "Holders"), 2000 South Plymouth Road, Suite 210, Minnetonka, MN 55305, and DCI TELECOMMUNICATIONS, INC., a Colorado corporation having its principal place of business at 611 Access Road, Stratford, CT 06497 (the "Company").

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Purchasers are purchasing from the Company, pursuant to the Subscription Agreement an aggregate of three thousand (3,000) shares of Preferred Stock, and the Purchasers and the placement Agent will be issued Warrants to purchase an aggregate of One Hundred Thousand (100,000) shares of Common Stock. The shares of Common Stock of the Company underlying the Preferred Stock are referred to as the "Conversion Shares", and the shares of Common Stock of the Company underlying the Warrants are referred to as the "Warrant Shares" (capitalized terms defined in the Subscription Agreement and not otherwise defined herein have the meanings specified in the Subscription Agreement); and

          WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein.

          NOW, THEREFORE, the parties hereto mutually agree as follows:

          Section 1. Registrable Securities. As used herein the term Registrable Securities means the Conversion Shares, and the Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the Securities Act) and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144, or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

          Section 2. Restrictions on Transfer. The Holders acknowledge and understand that prior to the registration of the Registrable Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The Holders understand that no disposition or transfer of the Securities may be made by Holder in the absence of (i) an opinion of counsel reasonably satisfactory to the Company that such transfer may be made or (ii) a registration statement under the Securities Act, and any applicable state securities laws is then in effect with respect thereto.

          Section 3.  Registration Rights.

          (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("SEC"), within forty five (45) days after the Closing Date, a registration statement on Form S-3 (the "Registration Statement"). The Company agrees

                                 III-2
            that it will use its best efforts to cause the Registration Statement to become effective within ninety (90) days after the Closing Date. All Registration Statements required to be filed hereunder shall be prepared and filed at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit resale of the Registrable Securities under the Securities Act, provided, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3(a) in any jurisdiction in which the Company would be required to qualify as a dealer in securities, under the securities or blue sky laws of such jurisdiction.

           The number of Registrable Securities to be registered shall be one hundred fifty (150%) percent of the number of shares that would be required if all of the Registrable Securities were converted in accordance with the Certificate of Designation, on a date which is five (5) business days prior to the filing of the Registration Statement.

          (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof current under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date that the Registrable Securities may be sold under the provisions of Rule 144, or (iii) five (5) years after the effective date of the Registration Statement.

          (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under
Section 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holders shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall qualify any of the securities for sale in such states as such Holders reasonably designates (but in no event more than ten (10) states) and shall furnish indemnification in the manner provided in Section 8 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holders with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holders.

          (d) The Company shall not be required by this Section 3 to include Holder's Registrable Securities in the Amended Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not restricted securities, as defined in Rule 144 under the Securities Act.

          (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed by the Company by the forty-fifth (45th) day after the Closing Date, or if the Registration Statement is not declared effective by the SEC by the ninetieth (90th) day after the Closing Date (the "Effective Date"), or the Company has not redeemed all of the outstanding Registrable Securities or the Company has not provided a sufficient amount of freely tradable Common Stock of the Company in a mutually agreeable escrow account which would allow conversions and/or exercises of all Registrable Securities into freely tradable Common Stock of the Company, then the Company will pay, within five (5) calendar days of written demand by the Holder, in cash or in freely tradable shares of Common

                            III-3

Stock  (at  the  applicable Conversion Price, as defined  in  the
Certificate of Designation for the Preferred Stock), at the option of the Company, to the Holders on a pro-rata basis by wire transfer, as liquidated damages for such failure and not as a penalty, two (2%) percent of the principal amount of the Securities for the first thirty (30) days late, and three (3%) percent for every thirty (30) days thereafter until the Registration Statement has been filed and/or declared effective.

          If the Company does not remit the damages to the Holder as set forth above, the Company will pay to the Holders the reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Holders in cash immediately if the registration of the Securities are not effected; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. The registration of the Securities pursuant to this provision shall not affect or limit Holder's other rights or remedies as set forth in this Agreement.

          (f)   No provision contained herein shall preclude  the
Company  from  selling securities pursuant  to  any  registration
statement   in  which  it  is  required  to  include  Registrable
Securities pursuant to this Section 3.

          Section 4. Cooperation with Company. Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

          Section 5. Registration Procedures. Whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

          (a) prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective as per Section 3(b) herein and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement when the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 under the Securities
Act);

          (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

          (c) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder, shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                           III-4

          (d)   list  such  securities  on  the  Over-the-Counter
Bulletin Board or any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

          (e)   enter into and perform its obligations  under  an
underwriting   agreement,  if  the offering  is  an  underwritten
offering,  in  usual  and  customary  form,  with  the   managing
underwriter or underwriters of such underwritten offering;

          (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          Section 6. Assignment. The rights granted to the Holders under this Agreement may be assigned in connection with, and subject to, the conditions applicable to the sale of the Securities, with written consent of the Company, which consent shall not be unnecessarily withheld. In the event of a transfer of the rights granted under this Agreement, the Holders agree that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the
Company. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          Section  7.   Termination of Registration Rights.   The
rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferees or assignees ) upon the occurrence of any of the following:

          (a) all of that particular Holder's securities subject to this Agreement have been registered;

          (b)  such Holder's securities subject to this Agreement
may  be  sold  without  such registration pursuant  to  Rule  144 promulgated by the SEC pursuant to the Securities Act;

          (c) such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k).

          Section 8.  Indemnification.

          (a) The Company agrees to indemnify and hold harmless the Holders and each person, if any, who controls each Holder, and each officer, director, agent or employee of the Holders within the meaning of the Securities Act (Distributing Holder) against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees), to which the Distributing Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or

                            III-5
alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment, or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This Section shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holders failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in the Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holders were obligated to do so under the Securities Act or the rules and regulations promulgated hereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b)   Each  Distributing Holder  agrees  that  it  will
indemnify and hold harmless the Company, and each officer, director, agent or employee of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to,  all  costs  of defense and investigation and all  attorneys'
fees) to which the Company or any such officer, director, agent, employee, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement prepared by the Company, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Holders may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at

                            III-6
the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party(in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

          Section 9. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Distributing Holder, or the Company, makes a claim for indemnification, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Agreement provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Distributing Holder, or the Company, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys'
fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 10. Notices. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand,
(ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a) If to the Holders, to its, his or her address set forth on Schedule A attached to this Agreement.

          (b) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five (5) days after they are mailed in the manner set forth above. If notice is

                            III-7
delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

           Section 11. "Piggy-Back" Registration. The Holders shall have the right to include all of the Registrable Securities as part of any registration of securities filed by the Company (other than the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission which is currently being reviewed by the Securities and Exchange Commission, and in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; provided, however, that the Holders agree they shall not have any piggy-back registration rights pursuant to this Section if the Registrable Securities may be sold in the United States pursuant to the provisions of Rule 144. The Holders shall have five (5) business days to notify the Company in writing as to whether the Company is to include the Holder(s) or not include the Holder(s) as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter of such offering, evidenced in writing, only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder(s), and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the holders thereof for a period, not to exceed ninety (90) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder elected to include securities in such registration. All registration expenses incurred by the Company in complying with this Section shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the Holders.

          Section  12.   Counterparts.  This  Agreement  may   be
executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 13. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                               III-8

          Section 14. Governing Law, Venue. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          Section 15. Severability/Defined Terms. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Subscription Agreement.

          [Remainder of Page Intentionally Left Blank]

                    [Signature Page Follows]


                             III-9

          IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.

Attest:                            DCI TELECOMMUNICATIONS, INC.


By:______________________          By:_________________________
      Name:                              Name: Joseph J. Murphy
      Title:                             Title:  President

                              SOVEREIGN PARTNERS, LP


                              By:_________________________
                                    Name: Mark Valentine
                                    Title: Agent

                              DOMINION CAPITAL FUND, LTD.


                              By:__________________________
                                    Name: Mark Valentine
                                    Title: Agent

                              AUGUSTINE FUND LP


                              By:__________________________
                                 Name: Tom F. Duszynski
                                 Title: Chief Operating Officer

                              CORPORATE CAPITAL MANAGEMENT


                              By_________________________________
                                   Name:  Mark Savage
                                    Title:  President


                            III-10

                           EXHIBIT 5.1
                      OPINIONS RE LEGALITY





                            III-11

                         Mark C. Foster
                         Attorney At Law
                      1601 Arapahoe Street
                           Suite 1200
                     Denver, Colorado 80202
                          June 15, 1998

DCI Telecommunications, Inc.
611 Access Road
Stratford, CT 06497

Re:  DCI Telecommunications, Inc.
     Registration Statement on Form S-3

Gentlemen:

I have acted as special counsel for DCI Telecommunications, Inc., a Colorado corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed registration by the Company of 8,403,531 shares of its Common Stock, par value $.001 per share (the "Common Stock").

I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Certificate of Incorporation and By-Laws of the Company, each as amended, and such other documents, corporate records, certificates of public officials and instruments as I have considered necessary or advisable for the purpose of this opinion. I have assumed the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. I have not independently verified such information and assumptions.

I am a member of the Bar of the State of Colorado and I express no opinion as to the law of any jurisdiction.

Subject to the foregoing and based on such examination and review, I am of the opinion that:

     1. The Company is a corporation organized and existing in good standing under the laws of the State of Colorado; and

     2. The 8,403,531 shares of Common Stock proposed to be offered by the Company, when issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very Truly Yours,

                                Mark C. Foster

                          EXHIBIT 23.1
               CONSENT OF INDEPENDENT ACCOUNTANTS

               CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of DCI Telecommunications, Inc.

We hereby consent to the inclusion in this Registration Statement on Form S-3 (No. 333-31579) of our report dated June 4, 1997 appearing on page F-1 of DCI Telecommunication's Annual Report on Form 10-KSB and as amended by Form 10-KSB/A for the year ended March 31, 1997 (except for Note 1 which is dated December 18,
1997). We also consent to the references to our firm in the Registration Statement.

                                Schnitzer & Kondub, P.C.

                                Schnitzer & Kondub, P.C.
                                Eastchester, New York
                                June 15, 1998